News release of Moventis Capital Inc. dated December 12, 2006
EX-99.1

Moventis Capital BUSINESS UPDATE: Over $17 Million in Purchase Orders for PTL Electronics

Vancouver, BC – December 12, 2006 – Moventis Capital, Inc. (Moventis) (OTCBB: MVTS) is pleased to provide a business update following the recent acquisition of PTL Electronics, Ltd. (PTL) on November 22, 2006. The new Moventis wholly-owned subsidiary has received purchase orders of over CDN $17 million since April 1, 2006. For its most recently completed fiscal year ended March 31, 2006, PTL reported revenues of CDN $10.2 million.

The purchase orders, expected to be completed within PTL’s fiscal year ending March 31, 2007, are for the provision of electronics manufacturing services (EMS) to customers spanning the wireless, telecommunications, computing, multi-media, mobile fleet management, facility automation, medical and industrial controls sectors.

“Not only is PTL being selected as the EMS vendor of choice for long-standing customers, but they’re winning large new orders and expanding their customer base,” comments Blake Ponuick, chairman and CEO of Moventis. “This is a testament to their strong reputation in the industry.”

Adds PTL co-CEO and vice president of sales, David McAlpine, “Beyond our current backlog, several of our key customers are ramping up substantially. For example, we recently completed the prototype phase on more than 10 new products for one of our customers. These products have now moved into production volumes and will be manufactured by PTL in the upcoming year.”

As a wholly owned Moventis subsidiary, PTL’s operations are being consolidated from the date of acquisition. This business update is intended to provide an overview of current operations and is subject to change without notice. The CDN $17 million in purchase orders for PTL are scheduled for manufacturing and delivery during PTL’s fiscal year ending March 31, 2007. The actual dates of completion as well as when and how much revenue is booked may vary based on a number of factors affecting normal business operations, both within and outside of Moventis’ control, including changing customer needs and requirements.

About Moventis Capital, Inc.

Moventis Capital, Inc. (Moventis) (OTCBB: MVTS) is a publicly traded buyout and growth management company that strives to create shareholder value by acquiring and growing quality, established small and medium sized enterprises (SMEs) and building strong portfolios in key growth sectors. Moventis intends to capitalize on an underserved market of successful SMEs that do not meet the size or industry requirements of many acquisition or investment firms. A record number of these businesses is expected to exit over the next several years as baby boomer owners retire at a rate far outpacing the number of qualified buyers. Moventis recently acquired profitable Pacific Northwest electronics manufacturing services (EMS) firm, PTL Electronics, Ltd. Moventis is incorporated in the state of Delaware in the United States. For more information on Moventis, visit
www.moventiscapital.com.

About PTL Electronics, Ltd.

PTL Electronics, Ltd. (PTL) provides electronics manufacturing services (EMS) to a niche market of companies looking to design and produce very high-end and complex products ranging from ultrasound machines to alternative fuel cells. PTL operates in the $115 EMS sector and serves some of the world’s largest markets including industrial controls, medical services, telecommunications and computing. A wholly-owned subsidiary of Moventis Capital, Inc., PTL is located in the Pacific Northwest near Vancouver, BC. For more information on PTL, visit
www.ptlelectronics.com

Safe Harbor Statement

Statements included in this news release, which are not historical in nature, are intended to be, and are hereby identified as "Forward-Looking Statements" for purposes of safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation the ability of Moventis (or any other company mentioned in this release) to consummate acquisitions, obtain necessary financing and successfully grow operations, revenue and profitability. The PTL purchase orders mentioned in this release represent orders from customers for manufacturing services currently scheduled through March 31, 2007.

The actual dates of completion or when and how much revenue is booked may vary based on a number of factors affecting normal business operations, including changing customer needs and requirements. There can be no assurance that bookings will convert to revenue, or that PTL will be able to increase capacity to fulfill orders in a timely fashion.

Forward-Looking Statements may be identified by words including "outlook," "anticipate," "await," envision," "foresee," "aim at," "plans," "believe," "intends," "estimates," "expects" and "projects" including, without limitation, those relating to the company's financial expectations and future business prospects. Readers are directed to the Moventis filings with the US Securities and Exchange Commission, including its Risk Factors described in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006 and its quarterly reports on Form 10-QSB; other risks or uncertainties may be detailed from time to time in future SEC filings for additional information and a presentation of the risks and uncertainties that may affect the company's business and results of operations. Any financial guidance provided in this news release is based on limited information available to Moventis at this time and is subject to change. Although management's expectations may change after the date of this news release, Moventis undertakes no obligation to revise or update this guidance or publicly release the results of any revision to these forward-looking statements.

Contact:

Blake Ponuick, CEO
604-535-3900
investors@moventiscapital.com